Exhibit 99.1
Contact:Walker Stapleton707/824-2534

Headline:SonomaWest Holdings, Inc. declares Stock Dividend.

DENVER, December 20, 2007 /PRNewswire/ -- The Board of Directors of SonomaWest Holdings, Inc. Sebastopol, CA (SWHI.PK), today announced a dividend of 842,316 shares of MetroPCS Communications, Inc. (“PCS”), payable pro rata to its shareholders of common stock of record as of the close of business on December 24, 2007, due and payable at the close of business on January 3, 2008.  Walker R. Stapleton, President and Chief Executive Officer, noted that the dividend is reflective of the success of the Company’s real estate enjoyed during the prior year. Occupancy is currently 100%. “The Board of Directors was very pleased with the improvement in tenant occupancy and new lease terms,” he said, “and we wanted our shareholders to participate in our success and allow our shareholders to manage for themselves our longstanding and highly successful investment in MetroPCS Communications, Inc.”

About SonomaWest Holdings, Inc.

SonomaWest Holdings, Inc., formerly Vacu-dry Company, was incorporated in 1946 and currently operates as a real estate management and rental company. The Company’s rental operations include two industrial properties.  This commercial property is now being rented to third parties.  The Company’s primary operating revenue is generated from the leasing of its two properties, located in Sebastopol, California. The properties are leased to multiple tenants with various lease terms.

Forward-Looking Statements

This notice contains forward-looking statements with respect to future results, performance and achievements that are subject to risk and uncertainties and reflect management's views and assumptions formed by available information. All statements other than statements of historical fact are statements that could be considered forward-looking statements. When used in this document, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” or “should” and similar expressions, as they relate to SonomaWest Holdings, Inc., are intended to identify forward-looking statements. Many factors could cause the actual results, performance or achievements of SonomaWest Holdings, Inc. to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic and business conditions. A detailed description of these and other risk factors is included in SonomaWest Holdings, Inc. Annual Report on Form 10-K, which is on file with the United States Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. SonomaWest Holdings, Inc. does not intend or assume any obligation to update these forward-looking statements.